                                  PROMUS [LOGO]
                                HOTEL CORPORATION

RE: PROMUS HOTELS PREFERRED SUPPLIER NETWORK

Dear VENDOR:

This Letter of Understanding (the "Agreement") sets forth the terms of the agreement between PROMUS HOTELS, INC. ("PHI"), whose principal business address is 755 Crossover Lane, Memphis, Tennessee, 38117 and USA Technologies, VENDOR, whose principal business address is 200 Plant Ave. Wayne, PA 19087, (the "Vendor") regarding the sale by Vendor of certain products and services for use by PHI brand hotels and any facilities or operations associated with or related to a particular PHI hotel, including PHI owned, PHI managed and all brand franchisees (each individually and (collectively referred to as the "Purchaser").

For the sum of $10.00 in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PHI and Vendor agree as follows:

1. PHI Services.

A. PHI shall include Vendor in PHI's Preferred Supplier Network ("PSN") with respect to those certain products and services described on Exhibit "A-1 (Non-Logo)" and Exhibit "A-2 (Logo)" attached hereto and incorporated herein by reference (the "Products and Services") and with respect to those prices and credit, freight and shipping terms described on Exhibit "B" attached hereto and incorporated herein by reference (the "Terms").

B. PHI shall include in the PHI PSN supplier materials those descriptive materials about the Products and Services that have been furnished by Vendor and approved by PHI.

C. PHI's PSN has been designed to enhance PHI brand hotels' relationship with participating vendors in the PSN as described in the PSN brochure attached as Exhibit "C" hereto.

D. Any services performed by PHI hereunder are not intended to be, nor shall they be deemed to be, a warranty or endorsement for any purpose whatsoever of the Products and Services.

E. Notwithstanding any other provision to the contrary, PHI shall not incur or suffer any liability to Vendor in the event of an inadvertent error or omission by PHI with respect to Vendor in the PSN supplier materials or otherwise for errors or omissions in materials provided to PHI by Vendor. Under no circumstances shall PHI be liable to Vendor for (i) expectancy, loss of profit or other similar damages, or (ii) any obligation of individual PHI brand hotels related to payment for the Products and Services.


                                    LOGOS OF
               EMBASSY SUITES/EMBASSY VACATION RESORTS/HAMPTON INN
                      HAMPTON INN & SUITES/HOMEWOOD SUITES

       755 Crossover Lane, Memphis, Tennessee 38117-4900 Ph. 901.374.5000

2. Vendor Services and Representations.

A. As a participant in the PSN, Vendor shall offer for sale to the Purchaser the Products and Services in accordance with the Terms as set forth in Exhibit A-1. Vendor acknowledges that Vendor's participation in the PSN is based on the prices Vendor has quoted to PHI. An increase (but not a decrease) in those prices without PHI's prior written consent will allow PHI to terminate Vendor's participation in the Program and this Agreement, and PHI may exercise any or all of its remedies under this Agreement. However, notwithstanding this Section 2A, the parties may mutually agree to amend the Terms. Vendor reserves the right to modify the prices for the Products and Services at anytime upon written notice to PHI reflecting price increases by USA's suppliers.

B. Vendor represents and warrants to PHI as follows: (i) that with respect to the transactions contemplated under this Agreement (and direct sales to PHI), Vendor does not offer to smaller (based on total number of locations) customers in the lodging and food service industry prices lower than the prices offered by Vendor in the Terms for products and services comparable to the Products and Services; and, (ii) that Vendor shall maintain a sufficient inventory of the Products and Services and shall provide prompt delivery of ordered Products and any Purchaser.

C. Vendor shall comply with any and all governmental requirements regarding the Products and Services and shall be responsible for the payment and/or collection and reporting of any and all taxes relating to the sale of the Products and Services, including without limitation, sales taxes, where required to do so by state and/or local authorities, and in the event Vendor is not so required to collect and report said taxes. In the event the hotel receives revenues and taxes for services rendered, tax liability shall be the responsibility of the hotel and not the obligation of PHI.

D. Vendor agrees to manufacture the Products and Services, pursuant to written, electronically or otherwise transmitted purchase orders submitted by Purchasers from time-to-time (hereinafter referred to as "Purchase Orders"), in accordance with the performance specification and illustrative drawings on file in PHI's offices and any improvements or modifications thereto and all other standards and specifications as established by PHI (the "Performance Specifications"). Vendor shall not, directly or indirectly: (i) manufacture, process, market or sell Products and Services to any person, firm or corporation other than Purchasers pursuant to Purchase Orders (as defined herein); or (ii) suggest or imply to any third person any identity or affiliation between the Products and Services and any other products manufactured, processed, marketed or sold by Vendor.

E. To assist PHI in the promotion of Vendor's Products and Services to PHI brand franchisees, Vendor agrees to allow PHI to purchase Products and Services for any four (4) PHI owned and managed hotels, located within the continental United States, at 50% of the stated "standard price" (does not apply to "Installation" price) as shown in exhibit B. PHI inform Vendor of the four (4) PHI owned and managed hotels where Vendor Products and Services are to be installed within three weeks of the date of this Agreement. PHI will make best efforts to assist Vendor to complete installations by June 20, 1997.


                                       1

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3. Use of Marks; Manufacturing.

A. With respect to those Products and Services set forth on Exhibit A-1 (Non-Logo), Vendor shall not use or refer to any of the tradenames, trademarks, or service marks of PHI and/or any Purchaser and/or their parent, divisions, subsidiaries, affiliates, or assigns without obtaining the prior express written consent of PHI and Purchaser.

B. With respect to those Products and Services set forth on Exhibit A-1 (Logo), Vendor is hereby granted the non-exclusive right to use the PHI trademarks and service marks and other related marks created or developed or which PHI otherwise has rights to license (the "Marks") on the Products and Services subject to the following conditions: (i) Vendor shall use only those Marks that PHI approves in writing for Vendor's use. Such Marks shall only be used in the form approved by PHI and only on Products and Services set forth on Exhibit A-2
(Logo) (for purposes of this paragraph only, those Products and Services referred to as the "Products") or on the packaging or advertising of those Products, which packaging and advertising must be approved by PHI. Vendor shall not use the Marks in any media advertising. (ii) Prior to using the Marks, Vendor shall provide PHI copies of any materials, including advertising, packaging or promotional materials and packaging, in connection with which the Marks are intended to be used. (iii) Vendor agrees with regard to each Product, manufactured or offered for sale pursuant to this Agreement that it shall submit a sample of said Product, together with its own product specifications, to PHI for PHI's approval prior to manufacture or distribution of the Product, and that every six months Vendor shall submit to PHI for inspection a sample of each Product or packaging that bears the Marks, and shall also confirm in writing that all Products are manufactured in accordance with specifications and samples approved by PHI. (iv) Vendor warrants that all Products shall be identical to the samples and specifications approved by PHI and that it will withhold from distribution or sale any Products or packaging bearing the Marks that fail to conform to the approved specifications or which fail for any reason to pass inspection by PHI and that it will upon request by PHI destroy (or remove the Marks from) said Products. Vendor shall assure that the Products are merchantable and fit for the particular purpose, if any, specified by PHI. (v) Vendor acknowledges PHI's exclusive right, title and interest in the Marks and to any other trademarks, trade names, and service marks which PHI or its parent, divisions, subsidiaries, affiliates or assigns may adopt, use or register, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or intending to impair any part of said right, title and interest. Vendor agrees and undertakes that it will not at any time either during the term of this Agreement or after its expiration or termination adopt, use or register, without PHI's prior written approval, any word or symbol or combination thereof which is similar in any respect to the Marks. In order to protect the rights of PHI and its parent, divisions, subsidiaries, affiliates and assigns to their Marks, the Vendor shall not manufacture or distribute or permit the manufacture or distribution of Products bearing the Marks owned by PHI or its parent, divisions, subsidiaries, affiliates or assigns outside the United States without PHI's prior written approval.

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4. Payment of PHI Services.

A. In return for PHI's services hereunder, Vendor shall pay PHI a service fee ("Service Fee") of a percentage of its net sales (net sales defined as gross sales from Purchaser less freight and taxes) of the Products and Services (including charges for Vendor's services, if any) to "Purchasers" as disclosed on Vendor's invoices commencing with sales starting from May 8, 1997.

--------------------------------------------------------------------------------
Number of Participating      Percent of Net Sales       Percent of Monthly
Properties                                              Service Fee
--------------------------------------------------------------------------------
1-50                         3%                         3%
--------------------------------------------------------------------------------
51-and up                    4.5%                       5%
--------------------------------------------------------------------------------

Vendor will also provide a variable percentage of the on-going revenues from each Purchaser's Business Express location.

--------------------------------------------------------------------------------
Number of Participating Properties       Percent of Revenues
--------------------------------------------------------------------------------
1-50                                      0.75%
--------------------------------------------------------------------------------
51-100                                    1.00%
--------------------------------------------------------------------------------
101-250                                   1.50%
--------------------------------------------------------------------------------
251 and up                                2.00%
--------------------------------------------------------------------------------

Without limitation, the foregoing service fee shall also apply to sales by distributors of Vendor and Vendor agrees to be responsible to accurately report to PHI such sales and include applicable service fees in quarterly payments.

B. Service Fee payments shall be made to PHI on a quarterly basis. Payment for the preceding quarterly shall be made not later than the 30th day following the end of the quarter, and said payments shall be accompanied by a listing of the Products and Services sold, the entity to which sold, and the total dollar volume of sales for that quarter.

C. Vendor agrees to permit PHI to enter the appropriate Vendor sales office(s) at all reasonable times, to inspect and review applicable sales records, and Vendor will assist PHI in this review and inspection and provide other information regarding the Products and Services reasonably requested by PHI. In addition to any other available remedies, if PHI determines service fees are due to PHI as a result of the audit, PHI may require as reimbursement to PHI for such inspection or audit, Vendor, at the sole option to pay PHI within thirty
(30) days of notice to Vendor an amount equal to two times the unpaid underpaid service fee stated herein, in addition to any other remedies or rights PHI may have pursuant to this Agreement.

                                       3

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5. Term.

A. This Agreement shall begin on the date this Agreement is executed by Vendor ("Effective Date") and shall be for a three year term expiring on the third anniversary of the Effective Date and shall be automatically renewed for one additional three year term, unless terminated upon sixty (60) days written notice by either party prior to the expiration of the term or otherwise terminated in accordance with this section. Vendor shall submit in writing to PHI for PHI's approval any proposed changes to the Products and Services or the Terms at least ninety (90) days prior to end of the term of this Agreement or any renewal thereof.

B. Either party may elect to terminate this Agreement by providing 30 days prior written notice of its intent to terminate to the other party, if the other party
(i) is adjudicated bankrupt, becomes insolvent, has a receiver appointed for it of substantially all of its property, makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it which is not dismissed within 30 days after filing; (ii) breaches any warranty or representation hereunder, including, without limitation, representations regarding the price or delivery of the Products and Services; or (iii) fails to perform any obligations hereunder. In addition either party may elect to terminate this Agreement without cause by providing 90 days prior written notice of its intent to terminate to the other party.

C. Vendor acknowledges and agrees that if this Agreement is terminated by PHI for any reason and/or if any of the events described above in (B) (i), (ii) or
(iii) is applicable to Vendor, PHI shall be entitled to remove Vendor from the PSN supplier materials and Vendor's materials from the PSN and to notify the PHI system of hotels of the occurrence of such events, such removal and/or the termination of this Agreement.

D. In the event of the expiration or earlier termination of this Agreement, Vendor shall provide payment to PHI for all contracts or purchase orders made prior to the termination or expiration date for which Vendor has received full payment, and shall make payments to PHI for such contracts or purchase orders, as well as for all amounts owed to PHI, on or before 30 days after the expiration or termination of this Agreement. Without limitation, in such event Vendor shall immediately cease using the Marks. In such event any Purchaser may, at such Purchaser's option, in addition to any other rights or remedies hereunder or at law or equity, without liability, terminate any outstanding Purchase Order for Products and Services made prior to termination of this Agreement. In such event, if a Purchaser does not terminate a Purchase Order, Vendor may fill in accordance with the terms of this Agreement such Purchase Order.

6. No Guarantee.

A. Vendor acknowledges and agrees that it will conduct all business relating to the Products and Services directly with the Purchaser. PHI does not guarantee or give any assurances that Vendor shall receive any orders or make any sales based on this Agreement.

B. Vendor agrees to indemnify, defend and hold harmless PHI and PHI's parent, subsidiaries, and their officers, directors, agents and employees and their successors and assigns against any and all claims, actions, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys fees) of any kind or nature whatsoever and by any party whatsoever arising or alleged to have arisen in whole or part out of (i) any acts or omissions of Vendor, its employees, agents or subcontractors; (ii) any breach by Vendor of this Agreement; (iii) the failure of the Products and Services to conform to applicable specifications or warranties including, without limitation, their purpose; and/or (iv) a defect or deficiency in the Products and Services, their design, manufacture or installation. Vendor, however, is not required to indemnify PHI, its parent, subsidiaries and affiliates and their officers, directors, employees and agents for damages arising out of bodily injury to persons or damage to property caused by the negligence of PHI, its parent, subsidiaries and affiliates and their officers, directors, employees and agents. In the event any part or section of this provision is held to be unenforceable, void or voidable or contrary to the law or public policy of any jurisdiction entitled to exercise authority hereunder, the remaining portions of this provision may nevertheless continue in full force and effect. Indemnification obligations under this paragraph shall survive the expiration or termination of this Agreement.

7. Insurance. Vendor shall carry General Liability and Products Liability Insurance coverage in an amount of not less than $1,000,000 (combined single limit per occurrence with an insurance company satisfactory to PHI. A claims made policy is not acceptable. Vendor shall provide PHI with a Certificate of Insurance evidencing such coverage commencing no later than the effective date of this Agreement within thirty (30) days of the execution of this Agreement showing PHI as additional insured and certificate holder and providing, that such insurance shall not lapse or be canceled or modified unless PHI has been given thirty (30) days prior written notice of the intended cancellation or modification. Insurance obligations will survive expiration or termination of this Agreement.

8. Freight/Transportation. All freight/transportation charges will be billed at Vendor's cost, net after all applicable discounts, rebates and similar amounts and are subject to the audit and review by PHI as set forth in this Agreement.

9. Independent Discretion. This Agreement is not intended to and shall in no way prevent Vendor from exercising its independent discretion in selection of Vendor's customers or from selling at whatever price Vendor deems necessary to any party in its sole discretion. This is not an exclusive agreement, and without limitation, PHI may provide the same or similar services for other vendors or enter into similar agreements relating to similar products or services as the Products and Services.

10. Relationship of Parties

A. Each party to this Agreement is an independent contractor, and none of either party's officers, employees and agents are employees, officers and agents of the other party. Neither party is the legal representative or agent of or has the power to obligate the other for any purpose whatsoever.

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

B. This Agreement and all rights and obligations of Vendor hereunder may not be assigned, delegated, subcontracted or transferred by Vendor without PHI's prior written consent. PHI may assign this Agreement and all of PHI's rights and obligations hereunder to any party.

11. Confidentiality. Both parties will keep strictly confidential and not use any information either learns regarding the other's business affairs which is not generally known to the public or which is not required to be disclosed by law. Upon termination of the Agreement, PHI shall return to Vendor any non-public documents and materials received from Vendor. This paragraph shall survive for 1 year beyond Agreement termination.

12. Warranties. The Terms shall include the guarantees and/or warranties attached on Exhibit "D".

13. General Provisions. This Agreement shall not be rescinded, amended or modified in any manner without the written agreement of both parties. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee. The provisions of this Agreement are severable. Section headings are for convenience purposes only and shall not affect the meaning of this Agreement. This is the entire Agreement between the parties hereto relating to the subject matter hereof. Notices and requests for approval hereunder sha11 be in writing and sent by courier mail, fax, US mail or certified or registered mail - return receipt to the appropriate persons described below at the addresses first stated above in the address block, or to such other person or address as may be designated by written notice hereunder. The obligations of Vendor pursuant to this Agreement shall survive the termination of this Agreement. In the event Vendor fails to timely pay PHI any amounts required hereunder in addition to any rights or remedies PHI may have pursuant to this Agreement or at law or equity, Vendor shall pay interest on such late amount at the lower of (i) 18% per annum or (ii) the highest rate permitted by law and Vendor shall pay PHI's costs of collection including, without limitation, attorney fees.

14. Preferred Lodging. Vendor agrees to use its best efforts to promote PHI brand hftels as a preferred lodging choice for its employees, officers, directors, affiliates, agents, and representatives for business and leisure travel.

                                     * * *

Please indicate Vendor's agreement to the terms set forth above by having an authorized officer of Vendor sign below.

                                     Sincerely,

                                     PROMUS HOTELS, INC.

                                     Agreed to and accepted this 8th day of
                                     May, 1997

                                     By: /s/
                                         ---------------------------------------

                                     Title: Director, Preferred Supplier Network
                                            ------------------------------------


Agreed to and accepted this
6th day of May, 1997

VENDOR, USA Technologies (company name)
200 Plant Avenue (address)
Wayne, PA 19087 (city, state & zip)

By: /s/
   --------------------------------

Title: Executive VP, Director
      -----------------------------


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